UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2016

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 Registrant’s telephone number, including area code:  (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On December 14, 2016, R.W. Tillerson, Chairman and Chief Executive Officer and a Director of the Corporation, announced his intention to retire effective at year-end 2016.

(c)        Also on December 14, 2016, the Board of Directors elected D.W. Woods, currently President and a Director of the Corporation, to the additional positions of Chairman and Chief Executive Officer effective January 1, 2017.

Mr. Woods, 51, was Vice President, Supply & Transportation of ExxonMobil Refining & Supply Company from 2010 to 2012.  He was President of ExxonMobil Refining & Supply Company and a Vice President of Exxon Mobil Corporation from 2012 to 2014.  He was Senior Vice President of Exxon Mobil Corporation from 2014 to 2015 and became a Director and President of Exxon Mobil Corporation on January 1, 2016.

Like all ExxonMobil executive officers, Mr. Woods is an at-will employee and does not have an employment contract.  No additional compensatory grant or award was made to Mr. Woods in connection with his election as Chairman and Chief Executive Officer.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: December 16, 2016	By:	/s/ DAVID S. ROSENTHAL
David S. Rosenthal
Vice President and Controller
(Principal Accounting Officer)